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                                                                     Exhibit 4.2

                           CYTOKINETICS, INCORPORATED

             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This Fourth Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of the 21st day of March, 2003 by and among Cytokinetics, Incorporated, a Delaware corporation (the "Company") and the investors listed on Exhibit A hereto, each of which is herein referred to as an "Investor."

                                    RECITALS

         WHEREAS, certain of the Investors (the "Prior Parties") hold shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the "Prior Shares") and possess, registration rights, information rights, rights of first refusal, and other rights pursuant to that certain Third Amended and Restated Investor Rights Agreement dated as July 26, 2001 between the Company and such Prior Parties (the "Prior Agreement"); and

         WHEREAS, the Prior Parties desire to amend and restate in its entirety the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

         WHEREAS, certain Investors are parties to the Series E Preferred Stock Purchase Agreement, dated as of March 21, 2003, between the Company and such Investors (the "Purchase Agreement"), such Investors' obligations under which are conditioned upon the execution and delivery of this Agreement by such Investors, the Company and the execution of this Agreement or a written consent to amend and restate the Prior Agreement by the Prior Parties holding in excess of sixty percent (60%), on an as converted basis, of the Prior Shares:

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties to the Prior Agreement hereby and pursuant to written consent agree that the Prior Agreement shall be superseded, amended and restated in its entirety by this Agreement, and the parties hereto further agree as follows:

                                    AGREEMENT

         The parties hereby agree as follows:

         1. REGISTRATION RIGHTS. The Company and the Investors covenant and agree as follows:

                  1.1      DEFINITIONS. For purposes of this Section 1:

                           (a)      The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), the declaration or ordering of effectiveness of such registration statement or document and the continuation in effect of

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such registration statement, not subject to any stop order issued by the
Securities and Exchange Commission ("SEC"), for the period set forth in Section 1.5(a) hereof;

                           (b)      The term "Registrable Securities" means (i)
the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock ("Series A Stock"), Series B Preferred Stock ("Series B Stock"), Series C Preferred Stock ("Series C Stock") Series D Preferred Stock (the "Series D Stock"), and the Series E Preferred Stock ("Series E Stock", together with the Series A Stock, Series B Stock, Series C Stock and Series D Stock, collectively, the "Preferred Stock") and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in this Section 1.1(b)(i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; and provided further, that any reference in this agreement to a specific number of Registrable Securities shall be subject to adjustment for any stock splits, reverse stock splits, stock dividends, combinations, recapitalizations and similar transactions;

                           (c)      The number of shares of "Registrable
Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                           (d)      The term "Holder" means any person owning or
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

                           (e)      The term "Form S-3" means such form under
the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

                           (f)      The term "SEC" means the Securities and
Exchange Commission; and

                           (g)      The term "Qualified IPO" means a firm
commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act, in which the aggregate cash proceeds to the Company are not less than $40,000,000 (net of underwriting discounts and commissions).

                  1.2      REQUEST FOR REGISTRATION.

                           (a)      Demand Rights.

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                                    (i)      If the Company shall receive at any
time after the earlier of (A) December 31, 2003 or (B) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of (x) at least fifty-one percent (51%) of the Registrable Securities then outstanding in the case of the first such request, or (y) at least twenty-five percent (25%) of the Registrable Securities then outstanding in the case of the second such request, that the Company file a registration statement under the Securities Act covering the sale of at least twenty percent (20%) of the Registrable Securities held by the Holders requesting such registration, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request in accordance with
Section 3.3 hereof to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best commercially reasonable efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company.

                                    (ii)     If the Company shall receive at any
time after twelve (12) months from the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the holders of at least thirty percent (30%) of the aggregate number of shares of Common Stock heretofore issued upon conversion of the Series C Stock and shares of Common Stock issuable upon conversion of the Series C Stock then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least thirty percent (30%) of the aggregate number of shares of Common Stock heretofore issued upon conversion of the Series C Stock and shares of Common Stock issuable upon conversion of Series C Stock then outstanding the Company shall, within ten (10) days of the receipt thereof, give written notice in accordance with Section 3.3 of such request to all holders of Common Stock issued or issuable upon conversion of Series C Stock and shall, subject to the limitations of subsection 1.2(b), use its best commercially reasonable efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Common Stock issued or issuable upon conversion of the Series C Stock which the holders of such Common Stock request to be registered within twenty (20) days of the mailing of such notice by the Company, provided that any registration carried out pursuant to this Section 1.2 (a)(ii) shall be on Form S-3 if such form is available for such offering.

                           (b)      If the Holders initiating the registration
request hereunder (collectively, the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include their Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their

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securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, provided, however, that (A) no Holder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriter other than representations, warranties or agreements regarding the identity of such Holder, the title to the Registrable Securities being sold by such Holder, the power and authority of such Holder to enter into the underwriting agreement, the amount and ownership of the securities of the Company held by such Holder, such Holder's intended method of distribution and any other customary representations and warranties concerning the Holder and its Registrable Securities reasonably requested by the Company or the underwriters and (B) no Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, other than shares sold by the Company which are included in such underwriting with the consent of a majority in interest of the Initiating Holders, are first entirely excluded from the underwriting.

                           (c)      Notwithstanding the foregoing, if the
Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                           (d)      In addition, the Company shall not be
obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                                    (i)      For purposes of registrations
requested pursuant to Section 1.2 (a)(i), (A) after the Company has effected two
(2) such registrations pursuant to Section 1.2(a)(i) and such registrations have been declared or ordered effective and remained in effect, not subject to any stop order issued by the SEC, in accordance with the provisions of Section 1.5(a) hereof or (B) within six (6) months of the effective date of another registration;

                                    (ii)     For purposes of registrations
requested pursuant to Section 1.2 (a)(ii), (A) after the Company has effected two (2) such registrations pursuant to Section 1.2(a)(ii) and such registrations have been declared or ordered effective and remained in effect, not subject to any stop order issued by the SEC, in accordance with the provisions of Section 1.5(a) hereof or (B) within six (6) months of the effective date of another registration;

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                                    (iii)    During the period starting with the
date ninety (90) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                    (iv)     If the Initiating Holders propose
to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

                  1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration in accordance with Section 3.3. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4 FORM S-3 REGISTRATION. In case the Company shall receive from Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a)      promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b)      as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 1.4: (i) if Form S-3 is not available for such offering by the Holders;
(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the

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Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4 or within six (6) months of the effective date of another registration; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.2 or Section 1.3.

                           (c)      Subject to the foregoing, the Company shall
file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                           (d)      All Holders proposing to distribute their
securities through an underwriting under this Section 1.4 shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, provided, however, that (A) no Holder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriter other than representations, warranties or agreements regarding the identity of such Holder, the title to the Registrable Securities being sold by such Holder, the power and authority of such Holder to enter into the underwriting agreement, the amount and ownership of the securities of the Company held by such Holder, such Holder's intended method of distribution and any other customary representations and warranties concerning the Holder and its Registrable Securities reasonably requested by the Company or the underwriters and (B) no Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters.

                  1.5 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                           (a)      Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                           (b)      Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

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                           (c)      Furnish to the Holders such numbers of
copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d)      Use its best commercially reasonable efforts
to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e)      In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, provided, however, that with respect to registrations pursuant to Sections 1.2 and 1.4 (A) no Holder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriter other than representations, warranties or agreements regarding the identity of such Holder, the title to the Registrable Securities being sold by such Holder, the power and authority of such Holder to enter into the underwriting agreement, the amount and ownership of the securities of the Company held by such Holder, such Holder's intended method of distribution and any other customary representations and warranties concerning the Holder and its Registrable Securities reasonably requested by the Company or the underwriters and (B) no Holder shall be required to make any representations or warranties concerning the Company or its business, properties, prospects, financial condition or related matters, and, provided further, that with respect to registrations pursuant to Section 1.3 no Holder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriter other than the representations set forth in Part (A) of this paragraph, above, and, if the Holders are required by the underwriters, the same representations and warranties required by the underwriters on the part of the Company concerning the Company or its business, properties, prospects, financial condition or related matters provided that such representations will be qualified as to the knowledge of such selling Holder.

                           (f)      Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days. In such case, the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The number of days during which the Company is preparing such supplement or amendment shall be added to the period set forth in Section 1.5(a) hereof.

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                           (g)      Cause all such Registrable Securities
registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                           (h)      Provide a transfer agent and registrar for
all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                           (i)      Use its best commercially reasonable efforts
to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                           (j)      In the event of any underwritten public
offering, cooperate with the Holders requesting registration, the underwriter participating in the offering and their counsel in any due diligence investigation reasonably requested by the Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the underwriter for the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) and that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

                  1.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b), whichever is applicable; provided, however, that such registration shall not be deemed a registration for purposes of Section 1.2(d).

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                  1.7      EXPENSES OF REGISTRATION.

                           (a)      DEMAND REGISTRATION. All expenses other than
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them (collectively "Registration Expenses") shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section
1.2 hereof, except in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration.

                           (b)      COMPANY REGISTRATION. All expenses other
than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to
Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company.

                           (c)      REGISTRATION ON FORM S-3. All expenses other
than underwriting discounts and commissions incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company.

                  1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their good faith will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their good faith is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their good faith will not jeopardize the success of the offering. The Company will include in such registration (i) first, the securities the Company proposes to sell for its own account; (ii) second, to the extent that the number of securities the Company proposes to sell is less than the number of securities which the Company has been advised can be sold in such offering that is compatible with the success of the

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offering, such number of Registrable Securities which the Holders have requested to be included in such registration pursuant to Section 1.3 hereof; provided, however, in no event shall such number of Registrable Securities which the Holders have requested to be included in such registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Qualified IPO and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence; and (iii) third, to the extent that the number of securities which are to be included in such registration pursuant to clauses (i) and (ii) is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering that is compatible with the success of the offering, such number of other securities requested to be included in the offering for the account of any holders not contractually entitled to registration which, in the opinion of the underwriters, is compatible with the success of the offering. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which have been requested to be included by Holders without the written consent of Holders of not less than sixty six and two thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. The number of Registrable Securities included in such registration statement shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder or in such other proportions as shall mutually be agreed to by such selling Holders, but in no event shall any shares being sold by a Holder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of this Section 1.8 concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder" and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                  1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                           (a)      To the extent permitted by law, the Company
will indemnify and hold harmless each Holder, its legal counsel, its accountants, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                           (b)      To the extent permitted by law, each selling
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, its legal counsel, its accountants, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                           (c)      Promptly after receipt by an indemnified
party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to so notify the indemnifying party shall not relieve the indemnifying party of any liability (i) that it may have to the indemnified party hereunder (except to the extent the indemnifying party forfeits rights or defenses by reason of such failure), or (ii) that it may have to any indemnified party other than under this 1.10.

                           (d)      If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e)      Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                           (f)      The obligations of the Company and Holders
under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                           (a)      make and keep public information available,
as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                           (b)      take such action, including the voluntary
registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                           (c)      file with the SEC in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (d)      furnish to any Holder, so long as the Holder
owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) a transferee or assignee of at least 400,000 shares of such securities, (ii) a transferee or assignee of all of such Registrable Securities held by such transferring Holder, if less than 400,000 shares, or (iii) a general partner, limited partner, retired partner, member or retired member, affiliate, parent or majority-owned subsidiary of the transferee or Holder, provided that prior to such transfer or assignment the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and with an agreement to be bound to the rights and obligations under Sections 1 and 3 of this Agreement as a Holder hereunder executed by such transferee or assignee; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and, provided further, that such transferee or assignee is not a competitor of the Company as determined in good faith by the Company's Board of Directors. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

                  1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2, provided, however, that with respect to the inclusion by such holder or prospective holder of securities in any registration under Section 1.2(a)(ii) of this Agreement, the consent required under this Section 1.13 shall also include the prior written consent of the holders of a majority of the shares of Series C Preferred Shares.

                  1.14 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                           (a)      such agreement shall be applicable only to
the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                           (b)      all officers, directors, and key employees
of the Company, all five-percent security holders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

         In order to enforce the foregoing covenant and until the end of such stand-off period (i) each certificate representing Registrable Securities shall have a legend imprinted thereon that such Registrable Securities are subject to a market stand-off agreement restricting the transfer thereof for a period of 180 days following the initial public offering of the Company's securities and
(ii) the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction). Each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

         Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                  1.15 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, or
(ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three
(3)-month period without registration.

         2.       COVENANTS OF THE COMPANY.

                  2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Holder of at least 400,000 shares of Registrable Securities:

                           (a)      as soon as practicable, but in any event
within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

                           (b)      as soon as practicable, but in any event
within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                           (c)      within thirty (30) days of the end of each
month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                           (d)      as soon as practicable, but in any event
thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                           (e)      with respect to the financial statements
called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

                  2.2 INSPECTION. The Company shall permit each Holder of at least 400,000 shares of Registrable Securities, at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 2.2 to provide access to any information (i) which it reasonably considers to be a trade secret or similar confidential information unless such holder executes a nondisclosure agreement reasonably acceptable to the Company or (ii) to any Holder that is a competitor to the Company or acting on behalf of a competitor to the Company as determined in good faith by the Board of Directors.

                  2.3 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Holder who chooses to exercise the right of first offer may designate as purchasers under such right, in accordance with the provisions of Section 2.3(e), itself or its partners or affiliates in such proportions as it deems appropriate.

         Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Holder in accordance with the following provisions:

                           (a)      The Company shall deliver a notice by
certified mail ("Notice") to the Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and material terms, if any, upon which it proposes to offer such Shares.

                           (b)      Within 15 calendar days after delivery of
the Notice, the Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Holder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). After such 15-day period, the Company will provide notice to all Holders as to whether or not the right of first offer has been or will be exercised by all Holders. If any Holders do not exercise their right of first offer, the Shares that would otherwise be allocated to such non-exercising Holders shall be available for allocation to each exercising Holder on a pro-rata basis (based upon the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held by such Holder relative to the total number of such shares held by all exercising Holders), provided that the additional right of first offer must be exercised, if at all, within five days after the exercising Holder has received notice from the Company that the original right of first offer was not exercised by all Holders.

                           (c)      The Company may, during the 45-day period
following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

                           (d)      The right of first offer in this paragraph
2.3 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to the sale of shares in connection with a firm commitment underwritten public offering, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or in connection with a corporate partnering agreement approved by the Board of Directors, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financing, or similar transactions approved by the Board of Directors, (vi) to the issuance or sale of the Series E Preferred Stock, (vii) to the issuance of dividends or distributions on shares of Preferred Stock, or (viii) warrants which are currently outstanding for the purchase of shares of the Company's Common Stock or Preferred Stock.

                           (e)      The right of first offer set forth in this
Section 2.3 may be assigned by a Holder to (i) a transferee or assignee of at least 400,000 shares of such securities, (ii) a transferee or assignee of all of such Registrable Securities held by such Transferring Holder, if less than 400,000 shares, or (iii) a partner, affiliate or majority-owned subsidiary of the transferee, provided that such transferee or assignee is not a competitor of the Company as determined in good faith by the Company's Board of Directors.

                  2.4 QUALIFIED SMALL BUSINESS. The Company will use reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Stock not to so qualify as "Qualified Small Business Stock," so long as the Company's Board of Directors determines that it is in the best interests of and not unduly burdensome to the Company to comply with the provisions of Section 1202 of the Code. The Company further covenants to submit to its stockholders and to state and federal taxation authorities such forms and filings as may be required to document such compliance, including the California Franchise Tax Board Form 3565, Small Business Stock Questionnaire, with its franchise or income tax return for the current income year.

                  2.5      ADDITIONAL COVENANTS.

                           (a)      For so long as an Investor of Series C Stock
holds 1,000,000 or more shares of Series C Stock, or the shares of Common Stock issued on conversion thereof equivalent to 1,000,000 shares of Series C Stock (a "Major Investor") the Company shall:

                                    (i)      Deliver to such Major Investor all
reports and information required by Section 2.1,

                                    (ii)     Permit such Major Investor
reasonable access, during regular business hours, to contact the Company's senior management,

                                    (iii)    Provide to such Major Investor
other non-scientific information reasonably requested by such Major Investor, provided that the Company consents to the provision of such information (which consent shall not be unreasonably withheld), and, provided further, that such Major Investor delivers to the Company a confidentiality agreement, in a form reasonably satisfactory to the Company, which states, among other things and without limitation, that such Major Investor shall not use such information for any purpose other than for evaluation and monitoring its investment in the Company, and

                                    (iv)     Provide to such Major Investor, on
a timely basis, management reports in form and substance mutually agreed to by the Company and such Major Investor.

                           (b)      For so long as an Investor, who was at any
time a Major Investor, holds any Registrable Securities of the Company, the Company shall provide to such Investor any and all information that the Company provides to non-affiliate holders of Common Stock holding a number of shares of Common Stock equal to or less than the number of shares of Common Stock such Investor holds or may be deemed to hold upon conversion of any Registrable Securities held by such Investor at such time.

                           (c)      Any Major Investor requesting disclosure,
reports or information from the Company pursuant to any provision of this
Section 2, shall work with and assist the Company to prevent the compilation and delivery of any such requested material or information from placing an undue burden on the Company or the Company's senior management.

                           (d)      The Company's obligation under Section 2.5
(a)(iii) shall terminate as to any Major Investor upon the occurrence of both of the following events:

                                    (i)      The Company undergoes (A) an
initial public offering of its Common Stock pursuant to a registration statement filed under the Securities Act of 1933 or (B) a merger, consolidation or sale of all or substantially all of its assets; and

                                    (ii)     After the occurrence of a
transaction listed in (i) above, such Major Investor no longer maintains a representative director on the Board of Directors of the Company.

                  2.6      TERMINATION OF COVENANTS.

                           (a)      The covenants set forth in Sections 2.1
through Section 2.3 shall terminate as to each Holder and be of no further force or effect immediately prior to the consummation of a Qualified IPO.

                           (b)      The covenants set forth in Sections 2.1 and
2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.6(a) above; provided, however, that the Company covenants and agrees to enter into an agreement including such covenants if the Company ceases to be subject to such periodic reporting requirements.

         3.       MISCELLANEOUS.

                  3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least sixty percent (60%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company, provided that, this Agreement shall not be changed in any way that would adversely affect the rights and privileges of any Holder holding Series A Preferred Stock, Series B Preferred Stock, Series C Stock, Series D Stock and/or Series E Stock in a manner different from the Holders of the other series of Preferred Stock without the written consent of the holders of a majority of the adversely affected series of Preferred Stock. Notwithstanding anything herein to the contrary, any Additional Purchaser who purchases Stock at the Second Closing or the Third Closing, as the case may be, as such terms are defined in the Purchase Agreement, in accordance with Section 1.2 of the Purchase Agreement shall become a party to this Agreement as an Investor without any amendment of this Agreement pursuant to this Section 3.2 or any consent or approval of any other Investor. Exhibit A hereto shall be supplemented to reflect the addition of any Additional Purchasers in the Second Closing.

                  3.3 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page or Exhibit A hereto or as subsequently modified by written notice.

                  3.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  3.5 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

                  3.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 3.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  3.8 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                            [Signature Page Follows]

         The parties have executed this Investors' Rights Agreement as of the date first above written.

                                     COMPANY:

                                     CYTOKINETICS, INCORPORATED

                                     By:________________________________________

                                     Print Name: James Sabry

                                     Title: President & CEO

                                     Address: 280 E. Grand Avenue
                                              So. San Francisco, CA  94080

                                     INVESTORS:

                                     [Investor Signature Pages To Follow]

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                                    AGREEMENT

                                     LIFE SCIENCE VENTURE FUND

                                     By:  ReqMed Company, Ltd.
                                          Its General Partner

                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

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                                    AGREEMENT

                                     SEVIN ROSEN FUND VII L.P.

                                     By:  SRB Associates VII L.P.,
                                          Its General Partner

                                     By:________________________________________

                                     Name:  John V. Jaggers

                                     Title: General Partner

                                     SEVIN ROSEN VII AFFILIATES FUND L.P.

                                     By:  SRB Associates VII L.P.,
                                          Its General Partner

                                     By:________________________________________

                                     Name:  John V. Jaggers

                                     Title: General Partner

                                     SEVIN ROSEN FUND VIII L.P.

                                     By:  SRB Associates VIII L.P.,
                                          Its General Partner

                                     By:________________________________________

                                     Name:  John V. Jaggers

                                     Title: General Partner

                                     SEVIN ROSEN VIII AFFILIATES FUND L.P.

                                     By:  SRB Associates VIII L.P.,
                                          Its General Partner

                                     By:________________________________________

                                     Name:  John V. Jaggers

                                     Title: General Partner

     SIGNATURE PAGE - SERIES E - FOURTH AMENDED & RESTATED INVESTORS' RIGHTS
                                    AGREEMENT

                                     MAYFIELD IX,
                                     A DELAWARE LIMITED PARTNERSHIP

                                     By:  Mayfield IX Management, L.L.C.
                                     Its: General Partner

                                     By:________________________________________

                                     Name:______________________________________

                                     Title: Managing Director

                                     MAYFIELD ASSOCIATES FUND IV,
                                     A DELAWARE LIMITED PARTNERSHIP

                                     By:  Mayfield IX Management, L.L.C.
                                     Its: General Partner

                                     By:________________________________________

                                     Name:______________________________________

                                     Title: Managing Director

     SIGNATURE PAGE - SERIES E - FOURTH AMENDED & RESTATED INVESTORS' RIGHTS
                                    AGREEMENT

                                     CELL TRUST II

                                     By:________________________________________

                                     Name:______________________________________

                                     Title: Administrative Trustee

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                                   AGREEMENT

                                          THE A. GRANT III & JEANETTE YVONNE
                                          HEIDRICH COMMUNITY PROPERTY TRUST

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

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                                    AGREEMENT

                                          BIOMEDICINE, L.P.

                                          By:  International BM Biomedicine
                                               Holdings
                                               (Cayman) Ltd.
                                          Its: General Partner


                                          By: __________________________________

                                          Name: Dr. Gaudenz I. Staehelin

                                          Title: Chairman


                                          By: __________________________________

                                          Name: Philip J. Sutcliffe

                                          Title: Director


                                          By: __________________________________

                                          Name: Julie Arnall

                                          Title: Director

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                                    AGREEMENT

                                          MIZUHO CAPITAL CO., LTD.


                                          By: __________________________________

                                          Name: Osamu Kita

                                          Title: President
                                          Address: Mizuho Capital Co., Ltd.
                                                   Attn: Kazumasa Aoe,
                                                   Chief Investment Officer
                                                   4-3 Nihombashi-kabutocho,
                                                   Chuo-ku,
                                                   Tokyo 103-0026
                                                   Fax: +81-3-3664-3449


                                          MHCC NO. 3 LIMITED LIABILITY FUND


                                          By:  Mizuho Capital Co., Ltd.
                                          Its:  General Partner

                                          By: __________________________________

                                          Name: Osamu Kita

                                          Title: President
                                          Address: Mizuho Capital Co., Ltd.
                                                   Attn: Kazumasa Aoe,
                                                   Chief Investment Officer
                                                   4-3 Nihombashi-kabutocho,
                                                   Chuo-ku,
                                                   Tokyo 103-0026
                                                   Fax: +81-3-3664-3449

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                                    AGREEMENT

                                          THE BOARD OF TRUSTEES OF THE LELAND
                                          STANFORD JUNIOR UNIVERSITY (SEVF2)


                                          By: __________________________________

                                          Name: Tyler Edelstein

                                          Title: Managing Director, Separate
                                                 Investments
                                          Address: Stanford Management Company
                                                   Attn: Victoria von Schell
                                                   2770 Sand Hill Road
                                                   Menlo Park, CA 94025

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                                    AGREEMENT

                                          GENERAL AMERICAN INVESTORS COMPANY,
                                          INC.


                                          By: __________________________________

                                          Name:  Eugene L. DeStaebler, Jr.

                                          Title: Vice-President, Administration

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

                                          SCHWEIZERHALL INVESTMENT LTD


                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

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


                                          CREDIT SUISSE FIRST BOSTON EQUITY
                                          PARTNERS, L.P.

                                          By:  Hemisphere Private Equity
                                               Partners, Ltd., Its General
                                               Partner

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________
                                          Address: c/o CSFB Advisory Partners,
                                                   L.L.C.
                                                   11 Madison Avenue
                                                   New York, NY 10010
                                                   Attn: Ron Millard
                                                   Fax:  (646) 935-7498

                                          CREDIT SUISSE FIRST BOSTON EQUITY
                                          PARTNERS (BERMUDA), L.P.

                                          By:  Hemisphere Private Equity
                                               Partners, Ltd., Its General
                                               Partner

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________
                                          Address: c/o CSFB Advisory Partners,
                                                   L.L.C.
                                                   11 Madison Avenue
                                                   New York, NY 10010
                                                   Attn: Ron Millard
                                                   Fax:  (646) 935-7498

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                                    AGREEMENT

                                          CREDIT SUISSE FIRST BOSTON U.S.
                                          EXECUTIVE ADVISORS, L.P.

                                          By:  Hemisphere Private Equity
                                               Partners, Ltd., Its General
                                               Partner


                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________
                                          Address: c/o CSFB Advisory Partners,
                                                   L.L.C.
                                                   11 Madison Avenue
                                                   New York, NY 10010
                                                   Attn: Ron Millard
                                                   Fax:  (646) 935-7498

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                                    AGREEMENT

                                          ALTA BIOPHARMA PARTNERS II, L.P.

                                          By:  Alta BioPharma Management
                                               Partners II, LLC

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: Managing Director
                                          Address: Alta Partners
                                                   One Embarcadero Center
                                                   Suite 4050
                                                   San Francisco, CA 94111
                                                   Attn: Elaine Walker Penny
                                                   Fax: (415) 362-6178

                                          ALTA EMBARCADERO BIOPHARMA PARTNERS
                                          II, LLC

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: V.P. of Finance & Admin.
                                          Address: Alta Partners
                                                   One Embarcadero Center
                                                   Suite 4050
                                                   San Francisco, CA 94111
                                                   Attn: Elaine Walker Penny
                                                   Fax: (415) 362-6178

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                                    AGREEMENT

                                          MVI MEDICAL VENTURE INVESTMENTS
                                          LIMITED

                                          By: __________________________________

                                          Name: John Arnold

                                          Title: Director

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                                    AGREEMENT

                                          GLAXO GROUP LIMITED

                                          By: __________________________________

                                          Name: Donald F. Parman

                                          Title: Attorney-In-Fact

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                                    AGREEMENT

                                          VULCAN VENTURES INC.

                                          By: __________________________________

                                          Name: William D. Savoy

                                          Title: Vice President

     SIGNATURE PAGE - SERIES E - FOURTH AMENDED & RESTATED INVESTORS' RIGHTS
                                    AGREEMENT

                                        AEOLUS TECHNOLOGY CORPORATION

                                        By: __________________________________

                                        Name: ________________________________

                                        Title: _______________________________
                                        Address: TrustNet (British Virgin
                                                 Islands) Limited
                                                 TrustNet Chambers
                                                 P.O. Box 3444
                                                 RoadTown, Tortola
                                                 British Virgin Islands

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                                    AGREEMENT